Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-276658) and Forms S-1 (No. 333-280855 and 291129) of Silo Pharma, Inc. of our report dated March 27, 2026, relating to the consolidated financial statements of Silo Pharma, Inc. as of and for the years ended December 31, 2025 and 2024 which appear in this Form 10-K.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 27, 2026